Exhibit T3A.36

Corporation Section P.O. Box 13697 Austin, Texas 78711-3697	Gwyn Shea Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

CBL/Parkdale Crossing, L.P.
Filing Number: 800209668

The undersigned, as Secretary of State of Texas, hereby certifies that a certificate of limited partnership for the above named limited partnership has been received in this office and filed as provided by law on the date shown below.

Accordingly, the undersigned, as Secretary of State hereby issues this Certificate evidencing the filing in this office.

Dated: 05/30/2003

Effective: 05/30/2003

Gwyn Shea Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us

PHONE(512) 463-5555	FAX(512) 463-5709	TTY7-1-1
Prepared by Leila Wurst

Form 207 (revised 5/01)	Certificate of Limited Partnership Pursuant to Article 6132a-1	This Space reserved for office use. In the Office of the Secretary of State of Texas MAY 30 2003 Corporations Section
Return in Duplicate to Secretary of State P.O. Box 13697 Austin, TX 78711-3697 Fax 512/463-5709 Filling Fee: $750

1. Name of Limited Partnership
The name of the limited partnership is as set forth below:
CBL/Parkdale Crossing, L.P.
The Name must contain the words “Limited Partnership,” or “‘Limited,” or the abbreviation “L.P.,” or “Ltd.” as the last words or letters of its name. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.
2. Principal Office
The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:
Address: CBL Center, Suite 500, 2030 Hamilton Place Boulevard
City Chattanooga	Slate Tennessee	Zip Code 37421	Country USA
3. Registered Agent and Registered Office (Select all complete either A or B, then complete C.)
☒ A. The initial registered agent is a corporation by the name set forth below:
OR		CT Corporation System
☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:
First Name	Middle Initial	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:
Street address	City	TX	Zip Code
350 N. St. Paul Street	Dallas		75201
4. General Partner Information
The name, mailing address, and the street address of the business or residence of each general partner is as follows:
General Partner 1
Legal Entity: The general partner is a entity named:
CBL/Parkdale Crossing GP, LLC
Individual: The general partner is an individual whose name is set forth below:
First Name	M.I.	Last Name	Suffix

MAILING ADDRESS OF general partner 1
Mailing Address CBL Center, Suite 500 2030 Hamilton Pl. Blvd.	City Chattanooga	State Tennessee	Zip Code 37421
STREET ADDRESS OF GENERAL PARTNER 1
Street Address CBL Center, Suite 500 2030 Hamilton Pl. Blvd.	City Chattanooga	State Tennessee	Zip Code 37421
General Partner 2
Legal Entity: The general partner is a legal entity named:

Individual: The general partner is an individual whose name is set forth below:
Partner 2--First Name	M.I.	Last Name		Suffix

MAILING ADDRESS OF GENERAL PARTNER 2
Mailing Address	City	State	Zip Code

STREET ADDRESS OF GENERAL PARTNER 2
Mailing Address	City	State	Zip Code

5 – Supplemental Information
Text Area:

[The attached addendum are incorporated herein by reference.]

Effective Date of Filing
☒ A. This document will become effective when the document is filed by the secretary of state.
OR
☐ B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is
Execution
The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.
Name	Name

See Attached Signature Page

Signature of General Partner 1	Signature of General Partner 2

Signature Page 10

Certificate of’ Limited Partnership

of CBL/Parkdale Crossing, L.P.

Signature of General Partner:

CBL/PARKDALE CROSSING GP, LLC

By:	CBL & Associates Limited Partnership,
its chief manager

By:	CBL Holdings I, Inc., its
Sole general partner

By:
Jeffery V. Curry,
Assistant Secretary